SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 22, 2003

APPLIED MICROSYSTEMS CORPORATION
(Exact name of registrant as specified in its charter)

WASHINGTON	0-26778	91-1074996
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer)
incorporation or organization)		Identification No.)

16770 NE 79th Street, #103
Redmond, Washington 98052
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (425) 883-1606

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

     On May 22, 2003, Applied Microsystems Corporation (the “Company”) reconvened a special meeting of its shareholders, which commenced at 10:00 a.m. PDT, at the offices of the Company’s legal counsel, Gray Cary Ware & Freidenrich LLP, at 701 Fifth Avenue, Suite 7000, Seattle, WA 98104. The purpose of the special meeting was to consider a proposal to dissolve the Company, and to authorize, approve and adopt a Plan of Complete Liquidation and Dissolution of the Company, including the disposition of any remaining assets.

     The following summarizes the results of the matters considered at the special meeting:

     The proposal to consider the voluntary dissolution of the Company, and to authorize, approve and adopt the Plan of Complete Liquidation and Dissolution of the Company, and such further actions as may be necessary or desirable to consummate such transaction was approved as follows:

	Votes	Percentage of Shares Outstanding

For	4,050,844	53.32%
Against	39,964	0.53%
Abstain	8,160	0.11%

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Applied Microsystems Corporation

May 23, 2003	By:	/s/ Robert C. Bateman

Robert C. Bateman Chief Financial Officer